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                            FIRST AMENDMENT TO THE
                              VARLEN CORPORATION
                   PROFIT SHARING AND RETIREMENT SAVINGS PLAN

The Varlen Corporation Profit Sharing and Retirement Savings Plan (the "Plan") shall be and hereby is amended, effective January 1, 1997, as follows:

     Section 1.14 of the Plan shall be and hereby is amended in its entirety to read as follows:

                                       I.

             1.14 "Compensation" means an Eligible Employee's:

                  (a) wages, salaries and all other amounts required to be
              reported on an Eligible Employee's Form W-2 under Sections 6041(d), 6051(a)(3) and 6052 of the Code and which are received by an Eligible Employee from the Employer for services rendered in the course of employment with the Employer (including but not limited to overtime, shift differential, commissions and bonuses), but specifically excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits; and

                  (b) elective amounts excludable from gross income under
              Code Sections 125 and 402(e)(3).

                  In addition to other applicable limitations set forth in
              the Plan, and notwithstanding any other provision of the Plan to the contrary,for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

                  For Plan Years beginning on or after January 1, 1994, any
              reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                  If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the



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              Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit in $150,000.

                                       II.

       In all other respects, the Plan shall remain in full force and effect.

Dated:   April 7, 1997
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                                       VARLEN CORPORATION

                                       BY:  /s/ Richard A. Nunemaker
                                         -------------------------------

                                       Title: Vice President Finance and
                                             -----------------------------
                                              Chief Financial Officer